EXHIBIT 21


                                                                   Jurisdiction
     CORPORATE NAME                                                of Formation
     --------------                                                ------------

     Ultrapetrol (Bahamas) Limited                                 Bahamas

1    Agencia Maritima Argenpar SA                                  Argentina
2    Agriex Agenciamentos, Afretamentos e Apoio Maritimo Ltda.     Brazil
3    Arlene Investments Inc.                                       Panama
4    Baldwin Maritime Inc.                                         Panama
5    Bayham Investments S.A.                                       Panama
6    Blue Monarch Shipping Inc                                     Panama
7    Blueroad Finance Inc.                                         Panama
8    Braddock Shipping Inc.                                        Panama
9    Brinkley Shipping Inc.                                        Panama
10   Candies Paraguyan Ventures LLC                                Louisiana
11   Castlestreet Shipping LLC                                     Delaware
12   Cavalier Shipping Inc.                                        Panama
13   Cedarino, S.L.                                                Spain
14   Chapelstreet Holdings S.A.                                    Panama
15   Compania Naviera del Magdalena S.A.                           Colombia
16   Compania Paraguaya de Transporte Fluvial S.A.                 Paraguay
17   Corporacion de Navegacion Mundial S.A.                        Chile
18   Corydon International S.A.                                    Uruguay
19   Dampierre Holdings Spain, S.L.                                Spain
20   Danube Maritime Inc.                                          Panama
21   Draco Investments S.A.                                        Panama
22   Elysian Ship Management Inc.                                  Florida
23   Elysian Ship Management Ltd                                   Bahamas
24   Fulton Shipping Inc.                                          Panama
25   General Ventures Inc.                                         Panama
26   Hallandale Commercial Corp                                    Panama
27   Imperial Maritime Ltd.                                        Bahamas
28   Imperial Maritime Ltd. (Bahamas) Inc.                         Panama
29   Internationale Maritime S.A.                                  Bahamas
30   Ivy Pora Fertilizantes S.A.                                   Paraguay
31   Kattegat Shipping Inc.                                        Panama
32   Kingly Shipping Ltd.                                          Bahamas
33   Lonehort S.A.                                                 Uruguay
34   Majestic Maritime Ltd.                                        Bahamas
35   Mansan S.A.                                                   Uruguay
36   Maritima SIPSA S.A.                                           Chile
37   Massena Port S.A.                                             Uruguay
38   Monarch Shipping Ltd.                                         Bahamas
39   Moorfields Trading Inc.                                       Panama
40   Noble Shipping Ltd.                                           Bahamas
41   Obras Terminales y Servicios S.A.                             Paraguay
42   Oceanpar S.A.                                                 Paraguay
43   Oceanview Maritime Inc.                                       Panama
44   Packet Maritime Inc.                                          Panama
45   Padow Shipping Inc.                                           Panama
46   Pampero Navigation Inc.                                       Panama
47   Panpetrol Shipping S.A.                                       Panama
48   Parabal S.A.                                                  Paraguay
49   Parfina S.A.                                                  Paraguay
50   Parkwood Commercial Corp.                                     Panama
51   Pelorus Maritime Inc.                                         Panama
52   Princely International Finance Corp.                          Panama
53   Puerto del Sur S.A.                                           Paraguay
54   Ravenscroft Holdings Inc                                      Florida
55   Ravenscroft Ship Management Inc.                              Florida
56   Ravenscroft Ship Management Ltd                               Bahamas
57   Ravenscroft Ship Management Ltd                               UK
58   Ravenscroft Shipping (Bahamas) S.A.                           Bahamas
59   Regal International Investments S.A.                          Panama
60   Riverpar S.A.                                                 Paraguay
61   Riverview Commercial Corp.                                    Panama
62   Sernova S.A.                                                  Argentina
63   Sovereign Maritime Ltd.                                       Bahamas
64   Stanmore Shipping Inc.                                        Panama
65   Stanyan Shipping Inc                                          Panama
66   Stately Shipping Ltd.                                         Bahamas
67   Tecnical Services S.A.                                        Uruguay
68   Thurston Shipping Inc.                                        Panama
69   Tipton Marine Inc.                                            Panama
70   UABL Barges (Panama) Inc.                                     Panama
71   UABL International S.A.                                       Panama
72   UABL Limited                                                  Bahamas
73   UABL Paraguay S.A.                                            Paraguay
74   UABL S.A.                                                     Argentina
75   UABL S.A.                                                     Panama
76   UABL Terminals (Paraguay) S.A.                                Panama
77   UABL Terminals Ltd.                                           Bahamas
78   Ultrapetrol de Venezuela C.A.                                 Venezuela
79   Ultrapetrol International S.A.                                Panama
80   Ultrapetrol S.A.                                              Argentina
81   UP (River) Ltd.                                               Bahamas
82   UP Offshore (Bahamas) Ltd.                                    Bahamas
83   UP Offshore (Holdings) Ltd                                    Bahamas
84   UP Offshore (Panama) S.A.                                     Panama
85   UP Offshore (UK) Ltd.                                         UK
86   UP Offshore Apoio Maritimo (Panama) Inc.                      Panama
87   UP Offshore Apoio Maritimo Ltda.                              Brasil
88   UP Offshore Uruguay S.A.                                      Uruguay
89   UP River (Holdings) Ltd.                                      Bahamas
90   UP River Terminals (Panama) S.A.                              Panama
91   UPB (Panama) Inc.                                             Panama
92   Yataity S.A.                                                  Paraguay
93   Zulia Ship Management Ltd.                                    Bahamas
94   Zulia Shipping Inc.                                           Panama